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                                                                    EXHIBIT 21.1


             PDS FINANCIAL CORPORATION AND CONSOLIDATED SUBSIDIARIES


                             PARENT AND SUBSIDIARIES

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

                                                                                             PERCENTAGE OF
                                                                                            VOTING SECURITIES
                                                        ORGANIZED UNDER                    BENEFICIALLY OWNED
NAME OF COMPANY                                            LAWS OF                           BY REGISTRANT
---------------                                            -------                           -------------
REGISTRANT:
PDS Financial Corporation                                  Minnesota

CONSOLIDATED SUBSIDIARIES OF THE REGISTRANT:

PDS Gaming Corporation - Nevada                            Nevada                                 100
PDS Casinos Reno, Inc.                                     Nevada                                 100
PDS Financial Corporation - Mississippi                    Mississippi                            100
PDS Casinos Greenville, Inc.                               Mississippi                            100
PDS Gaming Corporation - Colorado                          Colorado                               100
Transcanada 2 Corporation                                  Minnesota                              100
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